Exhibit 99.2

April 27, 2005

The Board of Trustees
Provident Senior Living Trust
600 College Road East
Suite 3400
Princeton, New Jersey 08540

Members of the Board of Trustees:

        We hereby consent to the inclusion in the Registration Statement on Form S-4 of Ventas, Inc., relating to the proposed merger involving Provident Senior Living Trust and Ventas, Inc., of our opinion letter appearing as Appendix C to the proxy statement/prospectus, which is a part of the Registration Statement, and to the references thereto under the captions "SUMMARY—Opinion of Provident's Financial Adviser;" "THE MERGER—Provident's Reasons for the Merger—Positive Factors Considered By Provident's Board Of Trustees;" "THE MERGER—Opinion of Provident's Financial Adviser" and "THE MERGER AGREEMENT AND THE OP CONTRIBUTION AGREEMENTS—Merger Agreement—Representations and Warranties." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ FRIEDMAN, BILLINGS, RAMSEY & CO., INC.